UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

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FREIGHTCAR AMERICA, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-51237	25-1837219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker Drive, Suite 1500

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

(800) 458-2235

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2024, FreightCar America, Inc. (the “Company”), FreightCar North America, LLC (“Borrower”) and certain subsidiaries of Borrower (together with the Company and Borrower, collectively, the “Loan Parties”) entered into a Financing Agreement (the “Term Loan Agreement”) by and among the Loan Parties, the lenders from time to time party thereto, and Blue Torch Finance LLC, as Collateral Agent and Administrative Agent as such terms are defined in the Term Loan Agreement (the “Agent”). Pursuant to the Term Loan Agreement, Borrower borrowed a term loan in the principal amount of $115.0 million on December 31, 2024. As described in Item 2.01 below, $113,274,739 of the proceeds were used to redeem in full the Series C Preferred Stock.

The Term Loan Agreement has a maturity date of December 31, 2028. Term loans outstanding thereunder will bear interest at the Term SOFR rate plus an applicable margin of 6.00% per annum or at a base rate, as selected by Borrower. The Term SOFR rate has a floor of 3.00% per annum. Base rate loans will bear interest at the highest of (a) 4.00% per annum, (b) the federal funds rate plus 0.50%, (c) the prime rate or (d) the Term SOFR rate plus 1.00% per annum plus an applicable margin of 5.00% per annum.

The Term Loan Agreement has both affirmative and negative covenants, including, without limitation, a quarterly maximum net leverage ratio test, a minimum liquidity requirement and limitations on indebtedness, liens and investments. The Term Loan Agreement also provides for customary events of default.

On December 31, 2024, the Loan Parties also entered into a Pledge and Security Agreement with the Agent (the “Security Agreement”), pursuant to which the borrowings under the Term Loan Agreement are secured by a first priority perfected security interest in substantially all of the assets of the Loan Parties. Under the Security Agreement, the Loan Parties also agreed to pledge all of the equity interests in their direct and indirect material subsidiaries, subject to certain limitations as set forth in the Security Agreement.

The foregoing descriptions of the Term Loan Agreement and the Security Agreement are qualified in their entirety by reference to the Term Loan Agreement and the Security Agreement filed as Exhibits 10.1 and 10.2, respectively, hereto which are hereby incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

On December 31, 2024, the Company terminated that certain Amended and Restated Loan and Security Agreement, dated July 30, 2021, as amended by the First Amendment to the Amended and Restated Loan and Security Agreement, dated February 23, 2022, by the Second Amendment to the Amended and Restated Loan and Security Agreement, dated November 22, 2022, by the Third Amendment to the Amended and Restated Loan and Security Agreement, dated September 21, 2023, and by the Fourth Amendment to the Amended and Restated Loan and Security Agreement, dated October 30, 2024 (the “Siena Loan Agreement”), by and among the Loan Parties and Siena Lending Group LLC (“Siena”).

As of December 31, 2024, all indebtedness and obligations owing to Siena under the Siena Loan Agreement have been repaid in full and all liens and security interests on the assets of the Loan Parties granted to Siena to secure the obligations of the Loan Parties under the Siena Loan Agreement have been terminated and released.

On December 31, 2024, the Company terminated that certain Amended and Restated Reimbursement Agreement, dated December 30, 2021, as amended by Amendment No. 1 to the Amended and Restated Reimbursement Agreement, dated March 23, 2023, and by Amendment No. 2 to the Amended and Restated Reimbursement Agreement, dated May 22, 2023 (the “Reimbursement Agreement”), by and among the Loan Parties, CO Finance LVS VI LLC, as letter of credit provider (the “LC Provider”), an affiliate of a corporate credit fund for which Pacific Investment Management Company LLC (“PIMCO”) serves as investment manager, and U.S. Bank National Association, as disbursing agent and collateral agent (“US Bank”).

As of December 31, 2024, all indebtedness and obligations owing to the LC Provider and US Bank under the Reimbursement Agreement have been repaid in full and all liens and security interests on the assets of the Loan Parties granted to US Bank to secure the obligations of the Loan Parties under the Reimbursement Agreement have been terminated and released.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Redemption of Series C Preferred Stock

On December 31, 2024, the Company redeemed all outstanding shares of its preferred stock designated as Series C Preferred Stock from OC III LFE II LP, an affiliate of PIMCO, using the proceeds from the Term Loan Agreement. The Series C Preferred Stock was redeemed at $1,000 per share, for a total redemption price of $113,274,739, including accrued dividends of $27,862,739, and, thereafter, the Series C Preferred Stock ceased to be outstanding and rights of the holders thereof terminated. PIMCO is the beneficial owner of 47.4% of the Company’s common stock. For additional details, see the Schedule 13D/A filed by PIMCO with the SEC on July 14, 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1

Financing Agreement, dated as of December 31, 2024, by and among FreightCar America, Inc., FreightCar North America, LLC, certain of subsidiaries of FreightCar North America, LLC, the lenders from time to time party thereto and Blue Torch Finance LLC, as administrative agent and collateral agent.

Exhibit 10.2

Pledge and Security Agreement, dated as of December 31 2024, by and among FreightCar America, Inc., FreightCar North America, LLC, certain of subsidiaries of FreightCar North America, LLC, the lenders from time to time party thereto and Blue Torch Finance LLC, as administrative agent and collateral agent.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREIGHTCAR AMERICA, INC.

Date: January 6, 2025	By:	/s/ Michael A. Riordan
Michael A. Riordan
Vice President, Finance, Chief Financial Officer and Treasurer